Exhibit 10.6

Lease Agreement

Lessor (Party A): Shenzhen Hongyuanxiang Property Management Co., Ltd.

Representative of Party A: Liao Futian

Contact number:[]

Lessee (Party B): Shenzhen Semidux Technologies Limited

Representative of Party B: Yang Xianyu

Contact number: []

In accordance with the Contract Law of the People's Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality, mutual benefit and good faith, enter into and execute this Contract through friendly negotiation for the purpose of clarifying their respective rights and obligations (Note: all amounts hereof are in RMB).

1. Lease the factory

1. Party A will lease the property located at 205B, second floor, Office Building, No.8 Colorful Science and Technology Park, Tonglixing Industrial Zone, No. 8 Lanzhu East Road, Pingshan District, Shenzhen (hereinafter referred to as the property). Both parties confirm that the leased area of the plant is about 50 square meters (including public facilities and shared area), and Party B has known and agreed to pay the rent according to the above area.

2. Lease term

1. The lease term is six months, that is, from July 1, 2024, to December 31, 2024. The contract rent is subject to annual increments of 5%.

2. If Party A continues to lease the property upon the expiration of this contract, Party B shall have the priority to rent the property at the same market price. However, Party B shall submit a written application for renewal of the lease to Party A within two months prior to the expiration of the contract; otherwise, Party B shall be deemed to have waived the priority lease right automatically, and Party A shall have the right not to lease the property to Party B after the expiration of the contract.

3. If both parties fail to sign a new lease contract for the lease renewal, this Contract shall terminate upon expiration and Party B shall timely deliver the leased subject matter and ancillary facilities to Party A in strict accordance with the time limit stipulated herein.

3. Use of the Property

Party B leases Party A's plant for office and light industry purposes. Dormitories shall be used by Party B’s employees only. Party B must comply with the provisions of relevant laws, regulations and rules and regulations in the use of the plant, shall not use the property for operating an electroplating plant or store inflammable and explosive materials, and all debts incurred during operation shall have nothing to do with Party A. During the contract period, if Party B wants to sublease or change the use of the plant, it shall obtain Party A's written consent; otherwise, Party A has the right to unilaterally terminate the contract.

4. Calculating the rental time

1	Starting from July 1, 2024, the date on which Party A delivers the leased plant to Party B, Party A shall deliver the leased plant to Party B for use in its current condition, and Party B agrees to rent the leased plant and facilities in its current condition.

5. Rent, Fee standard and payment method (including tax)

1. The monthly factory rent is one thousand six hundred RMB (￥1600.00).

2. The monthly property management fee payable by Party B shall be zero RMB (￥0.00).

3. The total amount of the above monthly expenses payable by Party B to Party A shall be one thousand six hundred RMB (￥1600.00).

4. Party B shall install electric meters in the specified electricity distribution room. The electricity charge shall be 1 RMB/KWH, the electricity room and the electricity management fee including the loss of 0.35 RMB/KWH shall be calculated as 1.35 RMB/KWH, the water charge shall be 6.5 RMB per cubic meter, and the water and electricity in the public areas shall be shared by the public. If the department of water supply and power supply has any adjustment, the charging shall be adjusted according to the specific situation.

5. Party B shall deposit the monthly rent and fees into the following account designated by Party A before the 10th of each month. If Party B fails to pay the rent or fees as agreed above, it shall be deemed as delayed payment, and Party B shall pay Party A a late fee on a daily basis at the rate of five-thousandth of the daily amount of the rent and fees in arrearage. After the 10th day, water and power supply will be cut off: A. If the rental time exceeds the 10th day of the current month, but the rent is paid within the 20th day of the current month, the 10-day late fee will be paid (late fee is: total fee ×5%×10 days); B. If the time of payment exceeds the 20th day of the current month, Party B shall pay a one-month late fee (late fee shall be: total fee ×5%×30 days), and accept the treatment of water and power interruption. All losses of Party B have nothing to do with Party A.

6. Rights and Obligations of both Parties

1. The total electricity consumption of the transformer in this office building is 100 kVA. The total electricity consumption in this contract is (/) KVA. The monthly basic electricity charge is ( )/RMB (￥/), which shall be paid to the account designated by Party A excluding tax together with the monthly rent. Party A shall charge Party B a deposit of RMB/whole (￥/) for electricity consumption. If Party B increases electricity consumption in the later period, Party B shall sign an electricity supplementary agreement with Party A and pay the electricity deposit. Upon expiration of the contract and Party B's full payment of water and electricity charges, Party A shall return the deposit to Party B without interest. If Party B violates this contract and causes damage to the power supply equipment due to over electricity consumption, Party B shall bear all responsibilities, and Party A shall charge Party B an additional fee for excess electricity consumption in accordance with national regulations. Party A shall have the right to directly deduct the amount of liability of Party B from the electricity deposit. If the electricity deposit is insufficient to make up for Party A's losses caused by Party B, Party A shall have the right to recover from Party B after deducting all the electricity deposit.

2. Party A shall provide two elevators of the plant and Party B shall use them normally and reasonably. If the elevators are damaged due to Party B's reasons, Party B shall bear the maintenance expenses of the elevators.

3. During the lease term, Party A shall pay the property tax and land use fee for the leased premises, and Party B shall pay the lease tax. Party B shall be responsible for paying rent, water and electricity charges, etc., water and electricity charges for public areas, and disposing of industrial kitchen waste by itself.

4. Rental property (workshop, dormitory), municipal plumbing and drainage system (including drainage and sewage management), public water, power supply system, electricity costs, as well as the annual inspection fees of leased property and public supporting facilities or electrical circuit testing fees, shall be shared by each benefiting unit in the same workshop according to the proportion of the leased area.

5. During the lease term, if Party B wants to decorate the workshop or dormitory, Party A shall agree to the decoration in principle on the condition that the decoration does not affect the main frame structure of the building and meets the fire safety requirements. However, the specific decoration plan shall be informed and approved by Party A and the property management unit in writing in advance. Upon the expiration of the lease term, Party B shall restore the artificially modified part (except the part that Party A agrees to retain in writing) and return the leased property to Party A in good condition.

6. Party A shall transfer the rent to the account designated by Party A (subject to the actual receipt) before the tenth day of each month. If Party A fails to pay the rent, Party A shall have the right to charge Party B a fine of 5% per day for late payment of the rent. If Party B fails to pay rent up to a month, the clause 3 of article 8 of this contract will apply.

7. The plant leased by Party A can carry a load of 350kg/square meter. If Party B overloads the plant, Party B shall be fully responsible for the consequences.

8. During the validity of this Contract, Party B shall be responsible for safety and fire protection within the leased plant and dormitory. Security guards shall be assigned to guard the employees of the factory after work, but the security guards shall not set up kitchens in the factory to cook and make beds for sleeping. Gas and oil stoves, high-power electrical appliances (rice cookers, electric wok, electric heating wires, etc.) and pulling or throwing wires are not allowed in the dormitory.. When employees use hot water, Party B shall install qualified brand water heaters by itself. Party B shall take safety measures such as regular maintenance. All losses caused by fire and other safety accidents (including plant and dormitory) caused by Party B during the lease term shall be borne by Party B and have nothing to do with Party A.

9. Party B shall, in strict accordance with the regulations and requirements of relevant government departments on safety, security, fire safety and environmental hygiene, earnestly cooperate with Party A and the property management unit to do safety, fire safety and environmental protection work, strictly prevent the occurrence of responsible accidents, and shall be equipped with sufficient fire safety equipment and establish fire safety system according to fire safety regulations. Party B shall not set up other staff cafeterias to prevent fire safety hazards.

10. Party B shall be responsible for labor disputes, labor management, social security, family planning, public security, taxation, industry and commerce, customs, security, fire control, power supply, insurance and other liability issues arising from Party B's use of the property for production and operation, and shall have nothing to do with Party A. Party B is obliged to inform Party A of the number of employees and the total amount of wages on a regular basis, and shall provide a copy of the employee salary receipt form after the start of formal operation of the plant to Party A for record as proof. If Party B owes its employees wages for one month, or the total amount of wages Party B owes reaches RMB60,000 or the amount of the lease deposit, it shall be deemed that Party B's production and operation have a major risk. In order to protect the legitimate rights and interests of Party A and Party B's employees, Party A shall have the right to stop releasing Party B's goods and equipment from the leased area hereof until Party B solves the problem of wage arrears; Or Party A shall have the right to immediately unilaterally terminate the Contract and take back the leased property. Party A shall also have the right to organize Party B's employees to jointly dispose of all Party B's materials and property in the leased property, and the disposal proceeds shall be used to pay rent, water, electricity and other expenses and pay employees' wages on behalf of Party B.

11. Upon the expiration of the lease term, this Contract shall be automatically terminated. If Party B needs to continue to lease the property, it shall submit a written application for lease renewal to Party A and sign a new lease contract within two months prior to the expiration of this contract. If the lease is not renewed, Party B shall leave the leased property within five days after the lease expires and return the property to the physical condition at the time of lease. If Party B fails to move out of the leased property within five days or fails to transfer the leased property to Party A as agreed herein, Party B shall be deemed to have occupied Party A's property in breach of contract, and Party B shall pay Party A double the rent at the expiration of this Contract. If Party B fails to clear up the leased area and Party A needs to hire labor personnel to clean up, move and clean up the leased area, Party A shall have the right to deduct the relevant expenses incurred from the lease deposit. If Party B fails to move out one month after the expiration of the contract, it shall be deemed that Party B has given up the ownership of all material and property (production equipment, office furniture, raw materials, etc.) in the property. Party A may dispose of the property on its own and all proceeds from such disposal shall belong to Party A.

12. According to Shenzhen Property Management Regulations and relevant laws and regulations, Party A shall have the right to regularly inspect the fire safety of the property, and Party B shall actively cooperate with Party A in the inspection. In case of non-compliance with fire safety regulations and potential fire safety hazards in accordance with relevant national fire control regulations, Party A shall have the right to propose rectification and punishment. If Party B refuses to make rectification, Party A may unilaterally terminate the contract, take back the property and no longer lease it to Party B, and Party A shall not be held liable for breach of contract.

13. If Party B does not rent Party A's property upon expiration of the contract or termination or transfer in the course of the lease, Party B must change or unregister its company address at the local regional industrial and commercial bureau or industrial and commercial exchange. Otherwise, Party B shall be liable to Party A for breach of contract and shall not return the lease deposit paid by Party B.

14. After the lease contract is terminated or expired, all fixed decorations attached to the leased premises (including but not limited to walls, floors, doors and Windows, water and electricity lines, etc.) shall be delivered to Party A free of charge without affecting the normal use of the leased premises, and Party B shall not claim any compensation from Party A on the grounds of investment in renovation.

15. Party B undertakes that it shall not sublease the leased property without written consent of Party A. With written consent of Party A, Party B may sublease part of the leased plant area (not more than half of the leased area), provided that the management and all responsibilities of the leased area shall be borne by Party B and have nothing to do with Party A. The responsibilities and rights of both parties stipulated in this Contract shall not be changed by Party B's subleasing. It is agreed by both parties that Party A shall charge half of the monthly rent in one lump sum as a handling fee for subleasing. In case of subleasing, Party A shall charge a one-time handling fee of 3000 RMB and a management fee of 500 RMB/household/month; In case of subleasing, Party B shall comply with the following terms and conditions:

(1)	The term of the sublease shall not exceed the term of Party A's lease to Party B;

(2)	The purpose of the subleased plant shall not exceed the purpose specified in Article 1 of this Contract;

(3)	Party B shall indicate in the sublease contract that if Party B terminates this contract in advance, the sublease contract between Party B and the subtenant shall be terminated at the same time.

(4)	Party B shall require the subtenant to sign a letter of guarantee, during which Party B agrees to perform the sublease stipulated in the contract between Party B and Party A, and promises that Party B and Party B are jointly and severally liable to Party A for the performance of this contract. When Party B terminates this Contract, the sublease shall terminate at the same time and the subtenant shall unconditionally move out of the leased plant. Party B shall submit the guarantee letter signed by the subtenant to Party A for filing within 5 days after the signing of the sublease Agreement.

(5)	Regardless of whether Party B terminates this Contract in advance, Party B shall be responsible for all liabilities and disputes arising from its subletting.

(6)	Party B shall be responsible for all taxes and related expenses arising from the sublease.

7. Lease deposit

Party B shall pay to Party A a three-month rental deposit of RMB forty-eight hundred RMB (￥4800.00) as the lease deposit and the first month rent of RMB one thousand and six hundred RMB (￥1600.00) as the electricity deposit of RMB /          RMB (￥/ RMB) in total six thousand four hundred RMB (￥6400.00) in total. Party B can enter the site for decoration only after paying the above fees. If Party B fails to pay the above fees on the date of signing this Contract, the Contract shall be invalid. Within three working days after Party B has paid all the fees payable, returned the property in good condition to Party A and completed the formalities of change or cancellation of the company address, Party B shall issue the original lease deposit receipt issued by Party A and give it to Party A, Party A shall return the lease deposit to Party B without interest. Party A shall have the right to directly deduct from the lease deposit if Party B's breach of the contract causes Party A to bear expenses or suffer losses. If Party B breaches the contract midway through the contract term or rescinds or terminates the contract in advance in violation of national laws, regulations and other relevant provisions, the lease deposit shall not be returned to Party B as compensation for Party A's economic losses.

8. Liability for breach of contract

1. Within the validity of this Contract, neither party may unilaterally terminate this Contract without reason. If either party terminates this Contract in advance, it shall give a written notice to the other party six months in advance and compensate the other party twice the amount of the deposit.

2. If Party B withdraws from the leased property in advance and terminates this Contract during the term hereof, it shall notify Party A in writing six months in advance, pay off all expenses, clean up the property, repair and restore it, and submit it to Party A for acceptance inspection. Party A shall not return the lease deposit to Party B and make compensation in accordance with Clause 1 of Article 8 hereof.

3. Party A shall have the right to unilaterally terminate the lease agreement at any time under any of the following circumstances: ① If Party B delays paying the monthly rent for 30 days, or repeatedly delays paying the monthly rent for 60 days, or the accumulated arrears of Party A's rent and other expenses reach the standard of one month's rent; ② If Party B's arrears of wages to employees reach the standard of one month or the total amount of arrears of wages to employees reaches RMB 10,000 RMB or the amount of lease deposit, or the labor department intervenes to deal with Party B's unpaid wages (or escape); ③ The relevant departments of industry and commerce or government seal up Party B's property. ④ Party B changes the use of the premises without written consent of Party A; Or engage in illegal activities; Concealing weapons, ammunition, gasoline, alcohol and other illegal or dangerous goods in the subject matter of the lease, causing an accident or being ordered to rectify or punished by a government department; ⑤ Party B renovates or modifies the leased subject matter and ancillary facilities beyond the scope without written consent of Party A; ⑥ Party B's production, operation and other acts cause damage to any third party caused by noise, pollution, radiation and other environmental pollution, or Party B is ordered by the administrative authority to rectify, and fails to complete the rectification within a reasonable period of time: ⑦ Party B violates the regulations on production safety, resulting in major safety liability accidents; ⑧ Party B does not use the building according to the nature of the building, resulting in damage to the plant or complex building; Termination of the contract in accordance with this Article shall take effect when Party A's notice is delivered to Party B's address as agreed below. Party B undertakes that the mail, notices or materials sent by Party A to Party B and other related matters are as follows :① Party B's effective delivery address is Room 2601-2607, Holdfound Sky Plaza, Nantou Subdistrict, Nanshan District, Shenzhen. Contact Person: Yang Xianyu, contact information: []

② Party B shall promptly notify Party A in writing of the change of its address, and Party A shall send the notice by post to the above address. The recipient shall be deemed to have given effective notice no matter whether it signs for receipt or not; ③ or Party A may paste the notice on the door of Party B's leased property and take a photo of it for retention. The notice shall be deemed to have been served within two days (the same day shall be deemed to have been served if the unpaid salary has escaped); If Party B fails to comply with Party A's notice within the time specified in the notice, Party A may consider that Party B has automatically given up the ownership of the equipment, facilities, materials and commodities in the leased property, and Party A may dispose of the items (including but not limited to auction and sale) on its own, and the proceeds from the disposal shall be used to pay off the rent and other expenses owed by Party B to Party A or the wages of its workers, and Party A may file a lawsuit for the insufficient part Party B shall pay the payment; The lease deposit paid by Party B is non-refundable.

9. Other

For matters not mentioned in the performance hereof, the parties may enter into a supplementary contract through negotiation, which shall have the same legal effect.

2. Party B's legal representative (or person in charge) is the first person responsible for fire control and safety, and shall bear the main responsibility for fire control and safety during the use of the leased premises. During the lease term, if Party B changes the primary responsible person for fire control and safety, it shall notify Party A in writing within 10 days from the date of change. The written notice shall be valid only after being signed by both responsible persons before and after the change. Otherwise, Party B and the original responsible person shall bear the responsibilities according to regulations. If Party B violates fire control laws and regulations and fire control design specifications, Party B shall bear all the liabilities. If Party B's accident causes losses to Party A or a third party, or causes Party A to be involved in litigation or assume responsibilities, Party A shall have the right to recover all the losses and expenses (including but not limited to litigation costs, enforcement costs, attorney's fees, etc.) from Party B.

3. Party B shall use the leased premises prudently and reasonably during the lease period. Party B shall bear the responsibilities of the property manager and the user of the premises caused by Party B's improper use. If Party A is involved in any lawsuit or bears any liability, Party A shall have the right to recover from Party B all losses and expenses (including but not limited to legal costs, enforcement costs, attorney's fees, etc.).

4. During the lease term, Party B shall properly handle the labor disputes of its employees. If Party A is involved in litigation, arbitration or losses due to Party B's improper handling, Party A shall have the right to recover all losses and expenses (including but not limited to litigation costs, enforcement costs, attorney's fees, etc.) from Party B.

5. During the validity of this Contract, if the performance of this Contract cannot be achieved due to force majeure events (including government planning, etc.), this Contract shall be automatically terminated through negotiation between the parties. If no settlement can be reached through negotiation, either party may file a lawsuit with the court of the place where the leased property is located for adjudication.

6. This Contract shall come into force after being signed and sealed by representatives of Party A and Party B. Party A holds one copy and Party B holds one copy, both of which are equally authentic.

Party A (Seal):	/s/ Shenzhen Hongyuanxiang Property Management Co., Ltd.
Authorized Representative (Signature) :

Party B (Seal):	/s/ Shenzhen Semidux Technologies Limited
Authorized Representative (Signature) :/s/ Zhang Shaofen

Date of signature: June 18, 2024